UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report
(Date of Earliest Event Reported):
July 24, 2008

New Jersey State of Incorporation	Commission File Number 1-3822	21-0419870 I.R.S. Employer Identification No.
One Campbell Place
Camden, New Jersey 08103-1799
Principal Executive Offices
Telephone Number: (856) 342-4800
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 — Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Items 5.02(c) Campbell Soup Company (the “Company”) announced on April 22, 2008 that Robert A. Schiffner, Senior Vice President and Chief Financial Officer, plans to retire from the Company. Mr. Schiffner will resign from his position as Senior Vice President and Chief Financial Officer at the end of the Company’s current fiscal year and will retire from the Company on January 31, 2009. On August 4, 2008, the beginning of the Company’s 2009 fiscal year, Vice President-Controller Anthony P. DiSilvestro, who is the Company’s principal accounting officer, will assume the additional role of the Company’s principal financial officer until the Board of Directors elects a new Chief Financial Officer. During this interim period, Mr. DiSilvestro will report directly to the President and Chief Executive Officer Douglas A. Conant.
Mr. DiSilvestro, age 49, joined the Company in 1996 and has been the Company’s Controller since 2004. Prior to his current position, he served in senior financial roles in the business units at the Company and as Vice President-Treasurer.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAMPBELL SOUP COMPANY (Registrant)
Date: July 28, 2008	By:	/s/ John J. Furey
John J. Furey
Vice President and Corporate Secretary